SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the registrant |X|

Filed by a party other than the registrant  |_|

Check the appropriate box:

    |_|   Preliminary Proxy Statement

    |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

    |X|   Definitive Proxy Statement

    |_|   Definitive Additional Materials

    |_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12


                              United Capital Corp.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

    Payment of filing fee (check the appropriate box):

    |X|   No fee required.

    |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)   Title of each class of securities to which transaction applies:

    (2)   Aggregate number of securities to which transaction applies:

---------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

---------------------------------------------------------------------------

    (4)   Proposed maximum aggregate value of transaction:

    (5)   Total fee paid:

    |_|   Fee paid previously with preliminary materials.

    |_|   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)   Amount Previously Paid:

--------------------------------------------------------------------------------

    (2)   Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

    (3)   Filing Party:

--------------------------------------------------------------------------------

    (4)   Date Filed:

                              UNITED CAPITAL CORP.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 8, 2004

                                ----------------





To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of UNITED CAPITAL CORP., a Delaware corporation (the "Company"), will be held at the offices of the Company, 9 Park Place, Great Neck, New York 11021, on June 8, 2004, at 10:00 A.M., Local Time, for the following purposes:

          1. To elect five (5) members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified; and

          2. To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 5, 2004 as the record date for the Meeting. Only stockholders of record on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.

                                         By Order of the Board of Directors



                                         ANTHONY J. MICELI
                                         Secretary

     Dated: May 7, 2004



  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL
      IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS
       PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              UNITED CAPITAL CORP.
                                  9 PARK PLACE
                           GREAT NECK, NEW YORK 11021

                                ----------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 8, 2004

                                ----------------



                                  INTRODUCTION

     This Proxy Statement is being furnished to stockholders by the Board of Directors of United Capital Corp., a Delaware corporation (the "Company"), in connection with the solicitation of the accompanying Proxy for use at the 2004 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the offices of the Company, 9 Park Place, Great Neck, New York 11021, on June 8, 2004, at 10:00 A.M., Local Time, or at any adjournment thereof.

     The principal executive offices of the Company are located at 9 Park Place, Great Neck, New York 11021. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is May 7, 2004.

                        RECORD DATE AND VOTING SECURITIES

     Only stockholders of record at the close of business on May 5, 2004, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the meeting and any adjournment thereof. As of the close of business on the Record Date, there were 9,112,142 outstanding shares of the Company's common stock, $.10 par value (the "Common Stock"). Each of such shares is entitled to one vote. There was no other class of voting securities of the Company outstanding on that date. All shares of Common Stock have equal voting rights. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum. All stock information in this Proxy Statement has been adjusted to reflect the two-for-one stock split of the Common Stock of the Company in August 2003.

                                VOTING OF PROXIES

     Shares of Common Stock represented by Proxies, which are properly executed, duly returned and not revoked will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares of Common Stock represented thereby will be voted (i) for the election as Directors of the persons who have been nominated by the Board of Directors; and (ii) for any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxies.

     The execution of a Proxy will in no way affect a stockholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy which is presented at the Meeting, or if the stockholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted.

     The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of mail, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding Common Stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

                               SECURITY OWNERSHIP

     The following table sets forth information concerning ownership of the Company's Common Stock, as of the Record Date, by each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, each director, each executive officer, and nominee for election as a director and by all directors and executive officers of the Company as a group:

                                                                      SHARES BENEFICIALLY        PERCENTAGE OF
         NAME AND ADDRESS OF BENEFICIAL OWNER                                 OWNED                 CLASS(7)
         ----------------------------------                           -------------------        -------------
         A.F. Petrocelli
         9 Park Place
         Great Neck, NY 11021                                             8,177,249(1)(2)              65.6%

         Beverly Petrocelli
         c/o 9 Park Place
         Great Neck, NY 11021                                             1,000,000(2)                 11.0%

         Anthony J. Miceli                                                  366,566(3)                  3.9%

         Arnold S. Penner                                                   117,998(4)                  1.3%

         Howard M. Lorber                                                   281,998(5)                  3.1%

         Robert M. Mann                                                      81,398(6)                  *

         All executive officers and directors as a group (5 persons)      9,025,209(1)(3)(4)
                                                                                   (5)(6)(7)           68.7%


---------------
 *  Less than 1%

(1) Mr. Petrocelli owns directly 4,816,448 shares of Common Stock and presently exercisable options or options exercisable within 60 days of May 5, 2004 to purchase 3,360,801 shares of Common Stock. Does not include shares held by the wife, adult children or the grandchildren of Mr. Petrocelli. Mr. Petrocelli disclaims beneficial ownership of the shares held by his wife, adult children and grandchildren.

(2) Beverly Petrocelli is the wife of Mr. Petrocelli. Mr. Petrocelli disclaims beneficial ownership of all shares held by Mrs. Petrocelli. Does not include shares held by the adult children or the grandchildren of Mrs. Petrocelli. Mrs. Petrocelli disclaims beneficial ownership of the shares held by her husband, adult children and grandchildren.

(3) Consists of 23,900 shares of Common Stock and presently exercisable options or options exercisable within 60 days of May 5, 2004 to purchase 342,666 shares of Common Stock.

(4) Consists of 117,998 shares issuable upon the exercise of options which are exercisable within 60 days of May 5, 2004.

(5) Includes 7,000 shares owned by the Hallman & Lorber Associates Profit Sharing Plan (an entity in which Mr. Lorber may be deemed to be a control person) and 157,000 shares owned by Lorber Alpha II, L.P. (an entity in which Mr. Lorber may be deemed to be a control person). Mr. Lorber disclaims beneficial ownership of all shares owned by Hallman & Lorber Associates Profit Sharing Plan and Lorber Alpha II, L.P. Also includes 117,998 shares issuable upon the exercise of options which are exercisable within 60 days of May 5, 2004.

(6) Consists of 1,400 shares of Common Stock and presently exercisable options or options exercisable within 60 days of May 5, 2004 to purchase 79,998 shares of Common Stock.

(7) Includes the shares of Common Stock subject to options which are presently exercisable or exercisable within 60 days after May 5, 2004 held by directors and executive officers as a group for purposes of calculating the respective percentages of Common Stock owned by such individuals or by the executive officers and directors as a group.

                        PROPOSAL I--ELECTION OF DIRECTORS

NOMINEES

     Unless otherwise specified, all Proxies received will be voted in favor of the election of the persons named below as directors of the Company, to serve until the next Annual Meeting of Stockholders of the Company and until their successors shall be duly elected and qualified. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. Abstentions from voting and broker non-votes on the election of directors will have no effect since they will not represent votes cast at the Meeting for the purpose of electing directors. All nominees are currently directors of the Company. The terms of the current directors expire at the Meeting and when their successors are duly elected and qualified. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any of the nominees not remain a candidate for election at the date of the Meeting, the Proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors. The names of the nominees and certain information concerning them are set forth below:

     NAME                    PRINCIPAL OCCUPATION                        AGE     FIRST YEAR BECAME DIRECTOR
     ----                    --------------------                       -----    --------------------------

     A.F. Petrocelli         Chairman of the Board, President            60                 1981
                               and Chief Executive Officer of
                               the Company

     Anthony J. Miceli       Vice President, Chief Financial             41                 1996
                               Officer and Secretary of the
                               Company

     Arnold S. Penner        Self-employed real estate investor          67                 1989
                               and broker

     Howard M. Lorber        President and Chief Operating               55                 1991
                               Officer of New Valley
                               Corporation and Vector Group Ltd.

     Robert M. Mann          Private Investor--Apparel Industry          62                 2001

     A.F. PETROCELLI, has been Chairman of the Board and Chief Executive Officer of the Company since December, 1987, President of the Company since June, 1991 and from June, 1983 to March, 1989 and a Director of the Company since June, 1981. Mr. Petrocelli has been Chairman of the Board of Directors, President and Chief Executive Officer of Prime Hospitality Corp. ("Prime"), a New York Stock Exchange listed company since 1998, and a Director of Prime since 1992. Mr. Petrocelli is also a Director of Boyar Value Fund (a public mutual fund), a Director of Philips International Realty Corp. ("Philips") and a Director of Nathan's Famous Inc. ("Nathan's").

     ANTHONY J. MICELI, has been a Director, a Vice President and Chief Financial Officer of the Company since June, 1996 and prior thereto was the Corporate Controller of the Company for more than eight years. Mr. Miceli is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and New Jersey Society of Certified Public Accountants.

     ARNOLD S. PENNER, has been a Director of the Company since 1989 and has worked for more than the past five years as a private real estate investor and as a self-employed real estate broker in New York. Mr. Penner is also a Director of Philips.

     HOWARD M. LORBER, has been a Director of the Company since 1991. Mr. Lorber has been Chairman of the Board and Chief Executive Officer of Nathan's for more than the past five years and Chairman of the Board of Directors of Hallman & Lorber Associates, Inc. for over five years. He has been a Director, President and Chief Operating Officer of New Valley Corporation for more than the past five years. He has been a Director of and member of the Audit Committee and Compensation Committee of Prime since 1994 and Chairman of such committees since 1998. Since January 2001, he is a Director of and President and Chief Operating Officer of Vector Group Ltd. Mr. Lorber is also the Chairman of Ladenburg Thalmann Financial Services and serves as a member of the Compensation Committee of that company.

     ROBERT M. MANN, has been a Director of the Company since June 2001. Mr. Mann has been a private investor in the apparel industry for more than five years.

RECOMMENDATION

THE  BOARD  OF  DIRECTORS  RECOMMENDS  A VOTE  FOR THE  ELECTION  OF EACH OF THE
NOMINEES.

MEETINGS, BOARD COMMITTEES AND DIRECTORS COMPENSATION

     The Board of Directors held one meeting during the year ended December 31, 2003. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Delaware.

     The Company has an Audit Committee whose members are Howard M. Lorber, Arnold S. Penner and Robert M. Mann, the independent, non-employee directors of the Company. The principal responsibilities of the Audit Committee are described in the Audit Committee Charter that was approved by the Board of Directors and is attached as Appendix A to this Proxy Statement. The Audit Committee annually appoints the independent public accountants to serve as auditors of the Company's books, records and accounts, reviews the scope of the audits performed by such auditors and the audit reports prepared by them, and reviews and monitors the Company's internal accounting procedures. The Company also has a standing Compensation and Stock Option Committee whose members are Howard M. Lorber and Arnold S. Penner, both of whom are independent, non-employee, directors of the Company. The Compensation and Stock Option Committee recommends to the Board of Directors compensation for the Company's key employees and administers the Company's Incentive and Non-Qualified Stock Option Plan (the "Plan") and the Company's 1988 Joint Incentive and Non-Qualified Stock Option Plan (the "Joint Plan") and awards stock options thereunder.

     The Company does not have a Nominating Committee because (i) the functions customarily attributable to this Committee are performed by the Board of Directors, (ii) the Board of Directors only consists of five members and (iii) the Company is a "controlled" Company under American Stock Exchange rules in that Mr. Petrocelli owns more than 50% of the outstanding Common Stock of the Company.

     Directors of the Company who are not officers of the Company are entitled to receive compensation for serving as directors in the amount of $6,000 per annum and $500 per Board meeting and Committee meeting attended. In addition, in 2003 each of Messrs. Lorber, Mann and Penner received options to purchase 20,000 shares of Common Stock at an exercise price of $21.80 per share.

AUDIT COMMITTEE REPORT

     The members of the Audit Committee at the end of the fiscal year ended December 31, 2003 were Messrs. Penner, Lorber and Mann, each of whom are "independent directors" (as "independent director" is defined pursuant to Section 121(A) of the listing standards of the American Stock Exchange ("AMEX")). The Audit Committee met two times during the fiscal year ended December 31, 2003. The Company has determined that Mr. Lorber is a "financial expert" as defined by the rules promulgated under the Sarbanes-Oxley Act.

     The Audit Committee adopted a written charter during fiscal 2001. The Audit Committee has adopted an Amended and Restated Audit Committee charter, a copy of which is attached to this Proxy Statement. The Company's independent auditors are responsible for auditing the Company's financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities. The Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

     In connection with the audit of the Company's financial statements for the year ended December 31, 2003, the Audit Committee met with representatives from Grant Thornton LLP, the Company's independent auditors. The Audit Committee reviewed and discussed with Grant Thornton LLP, the Company's financial management and financial structure, as well as the matters relating to the audit required to be discussed by Statements on Auditing Standards 61 and 90.

     On March 19, 2004, the Audit Committee received from Grant Thornton LLP the written disclosures and the letter regarding Grant Thornton LLP's independence required by Independence Standards Board of Standard No. 1.

     In addition, the Audit Committee reviewed and discussed with the Company's management the Company's audited financial statements relating to the fiscal year ended December 31, 2003 and has discussed with Grant Thornton LLP the independence of Grant Thornton LLP.

     Based upon review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's financial statements audited by Grant Thornton LLP be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

                                           Howard M. Lorber
                                           Arnold S. Penner
                                           Robert M. Mann

EXECUTIVE COMPENSATION

     The following table sets forth, for the Company's 2003 fiscal year, all compensation awarded to, earned by or paid to the chief executive officer ("CEO") and the most highly compensated executive officer of the Company other than the CEO who was an executive officer of the Company during the fiscal year ended December 31, 2003 and whose salary and bonus exceeded $100,000 (one individual) with respect to the fiscal year ended December 31, 2003.

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION                 LONG TERM COMPENSATION
                                        ---------------------------------------------- ---------------------------
                                                                     OTHER ANNUAL      NUMBER OF     ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY($)     BONUS($)    COMPENSATION($)(1)    OPTIONS    COMPENSATION($)
---------------------------    ----     ---------     --------    ------------------   ---------   ---------------
A.F. Petrocelli, Chairman      2003      750,000        750,000         --              454,000          --
  of the Board, President      2002      650,000      1,000,000         --              600,000          --
  and Chief Executive          2001      650,000        700,000         --              600,000          --
  Officer

Anthony J. Miceli, Vice        2003      210,000        100,000         --               68,000          --
  President and Chief          2002      200,000        100,000         --               66,000          --
  Financial Officer            2001      175,000        100,000         --               66,000          --


---------------------
(1) Perquisites and other personal benefits, securities or property to each executive officer did not exceed the lesser of $50,000 or 10% of such executive officer's salary and bonus.

OPTION GRANTS DURING 2003 FISCAL YEAR

     The following table provides information related to options to purchase Common Stock granted to the CEO and the named executive officer during 2003. The Company currently does not have any plans providing for the grant of stock appreciation rights.

                                                                                     POTENTIAL REALIZABLE VALUE AT
                                                                                      ASSUMED RATES OF STOCK PRICE
                                                                                        APPRECIATION FOR OPTION
                                 INDIVIDUAL GRANTS                                               TERM(2)
-----------------------------------------------------------------------------------  -----------------------------
                                          % OF TOTAL
                            NUMBER OF      OPTIONS        EXERCISE
                            SECURITIES    GRANTED TO      OR BASE
                            UNDERLYING   EMPLOYEES IN       PRICE       EXPIRATION
NAME                        OPTIONS(#)    FISCAL YEAR     ($/SH)(1)        DATE           5%             10%
-----                      ------------  ------------   ------------   ------------  ------------   ------------
A.F. Petrocelli               454,000         59.9         $21.80     June 10, 2013    $6,224,296    $15,773,588
Anthony J. Miceli              68,000          9.0         $21.80     June 10, 2013     $ 932,273    $ 2,362,564


-------------------
(1) The option exercise price may be paid in shares of Common Stock owned by the executive, in cash, or a combination of any of the foregoing, as determined by the Compensation and Stock Option Committee administering the Company's stock option plans. The exercise price is equal to or greater than the fair market value of the Common Stock on the date of grant.

(2) The potential realizable value portion of the foregoing table illustrates values that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, non-transferability or differences in vesting periods. Regardless of the theoretical value of an option, its ultimate value will depend upon the market value of the Common Stock at a future date, and that value will depend on a variety of factors, including the overall condition of the stock market and the Company's results of operations and financial condition. There can be no assurance that the values reflected in this table will be achieved.

FISCAL YEAR END OPTION VALUES

     The following table provides information relating to the exercise of options by the Company's Chief Executive Officer and the named executive officer during the fiscal year ended December 31, 2003. The following table also provides information related to the number and value of options held by the CEO and the named executive officer at fiscal year end.

                                                         NUMBER OF SECURITIES UNDERLYING    VALUE OF UNEXERCISED IN-THE-
                                                          UNEXERCISED OPTIONS AT FY-END    MONEY OPTIONS AT FY-END ($)(2)
                                                         -------------------------------   ------------------------------
                                              VALUE
                          SHARES ACQUIRED   REALIZED
NAME                      ON EXERCISE(#)     ($)(1)      EXERCISABLE      UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
-----                     ---------------   ---------    -----------      -------------    -----------     -------------
A.F. Petrocelli               100,000       1,157,000     2,809,468         1,054,000       32,521,699       5,167,000
Anthony J. Miceli              30,000         496,716       286,000           134,000        3,280,745         568,370

-------------------
(1) Value realized is calculated by multiplying the shares acquired upon exercise by the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise.

(2) Based on the closing price of a share of Common Stock on December 31, 2003 of $20.72 as reported on the AMEX.

EQUITY COMPENSATION PLAN INFORMATION

     The Company maintains the Plan and the Joint Plan. Both plans provide for the granting of incentive or non-qualified stock options. The Company has no outstanding warrants or rights or plans which provide for the grant or issuance of warrants or rights. The following table gives information about stock option awards under these plans as of December 31, 2003. These plans are discussed further in Note 10 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

                                                                                                NUMBER OF SECURITIES
                                                                                               REMAINING AVAILABLE FOR
                                   NUMBER OF SECURITIES TO BE     WEIGHTED-AVERAGE EXERCISE     FUTURE ISSUANCE UNDER
                                    ISSUED UPON EXERCISE OF         PRICE OF OUTSTANDING      EQUITY COMPENSATION PLANS
                                      OUTSTANDING OPTIONS,         OPTIONS, WARRANTS AND        (EXCLUDING SECURITIES
                                       WARRANTS AND RIGHTS                 RIGHTS              REFLECTED IN COLUMN (a))
PLAN CATEGORY                                  (a)                           (b)                         (c)
-------------                      ---------------------------    -------------------------   -------------------------
Equity compensation plans
  approved by security holders             5,470,136                   $11.49                              --

Equity compensation plans
  not approved by security
  holders                                         --                       --                              --
                                           ---------                   ------                          ------

  Total                                    5,470,136                   $11.49                              --
                                           =========                   ======                          ======

EMPLOYEE RETIREMENT PLAN

     The Company, through one of its subsidiaries, has a noncontributory pension plan that covers the executive officers of the Company. The following table discloses estimated annual benefits payable upon retirement in specified compensation and years of service classifications, based on current limits set by the Internal Revenue Code of 1986, as amended (the "Code").


                     PROJECTED ANNUAL BENEFIT AT RETIREMENT

                                                             YEARS OF SERVICE
                           -------------------------------------------------------------------------------------
SALARY                          10            15             20             25            30             35
------                     ------------  ------------   ------------   ------------  ------------   ------------
  $100,000                    $13,750       $20,625        $27,500       $34,375        $41,250        $48,125
   110,000                     15,250        22,875         30,500        38,125         45,750         53,375
   120,000                     16,750        25,125         33,500        41,875         50,250         58,625
   130,000                     18,250        27,375         36,500        45,625         54,750         63,875
   140,000                     19,750        29,625         39,500        49,375         59,250         69,125
   150,000                     21,250        31,875         42,500        53,125         63,750         74,375
   160,000                     22,750        34,125         45,500        56,875         68,250         79,625
   170,000                     24,250        36,375         48,500        60,625         72,750         84,875
   180,000                     25,750        38,625         51,500        64,375         77,250         90,125
   190,000                     27,250        40,875         54,500        68,125         81,750         95,375
   200,000                     28,750        43,125         57,500        71,875         86,250        100,625

     The Company did not make any contributions for the benefit of executive officers for the year ended December 31, 2003.

     The estimated credited years of service for each of the executive officers named in the Summary Compensation Table is as follows: A.F. Petrocelli twenty nine years and Anthony J. Miceli sixteen years, respectively.

     Subject to compensation limitations under the Employee Retirement Income Security Act of 1974, which was $200,000 in 2003, benefits are computed as follows: For each year of credited service after June 30, 1989, the sum of one percent (1%) of annual compensation, as defined, up to $25,000 plus one and one-half percent (1 1/2%) of annual compensation in excess of $25,000.

EMPLOYMENT CONTRACTS

     The Company has an employment contract with Mr. Petrocelli which provides for a base salary of $750,000 per annum plus a bonus as determined by the Board of Directors. In the event of a change of control of the Company as defined in the employment agreement, the Company shall pay Mr. Petrocelli a lump sum severance payment equal to three years salary and purchase outstanding options owned by Mr. Petrocelli. The employment agreement provides for successive one year terms unless either the Company or Mr. Petrocelli gives the other written notice that the employment agreement is terminated.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Lorber is a member of the Compensation and Stock Option Committee of the Company. Mr. Petrocelli also serves as President, Chief Executive Officer and Chairman of the Board of Prime. Mr. Lorber is Chairman of the Compensation Committee of Prime. For information relating to transactions involving Messrs. Petrocelli and Lorber and the Company, see "Certain Relationships and Related Transactions."

    COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation and Stock Option Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees. Messrs. Lorber and Penner, non-employee directors of the Company, serve as members of the Compensation and Stock Option Committee and are independent and non-employee directors.

COMPENSATION PHILOSOPHY

     The Compensation and Stock Option Committee's executive compensation philosophy is to base management's pay, in part, on the achievement of the Company's annual and long-term performance goals by (a) setting levels of compensation designed to attract and hold superior executives in a highly competitive business environment, (b) providing incentive compensation that varies directly with the Company's financial performance and the impact of individual initiative and achievement on such financial performance, (c) linking compensation to elements which effect the Company's annual and long-term performance, (d) evaluating the competitiveness of executive compensation programs based upon information drawn from a variety of sources, and (e)
establishing salary levels and bonuses intended to be consistent with competitive practice and level of responsibility, with salary increases and bonuses reflecting competitive trends, the overall financial performance of the Company, the performance of the individual executive and the contractual arrangements that may be in effect with the individual executive.

     Section 162(m) of the Code prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the Chief Executive Officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation." The Company believes that any compensation received by executive officers in connection with the exercise of options granted under the Joint Plan and the Plan qualifies as "performance-based compensation."

SALARIES

     Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within the Company's industries. Annual salary adjustments are determined consistent with the Company's compensation policy by evaluating the competitive marketplace, the performance of the Company, the performance of the executive particularly with respect to the ability to manage the growth of the Company, the length of the executive's service to the Company and any increased responsibilities assumed by the executive. Mr. Miceli's base salary is determined by the Compensation and Stock Option Committee in consultation with the Chairman of the Board, President and Chief Executive Officer of the Company.

ANNUAL BONUSES

     The Company from time to time considers the payment of bonuses to its executive officers although no formal plan currently exists. Bonuses would be determined based, first, upon the level of achievement by the Company of its strategic and operating goals and, second, upon the level of personal achievement by participants. The achievement of personal goals includes the actual performance of the Company for which the executive officer has responsibility as compared to the planned performance thereof, other individual contributions, the ability to manage and motivate reporting employees and the achievement of assigned projects. Bonuses are determined annually after the close of each fiscal year.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Petrocelli's base salary of $750,000 is based upon the terms of his employment agreement and the factors described in the "Salaries" paragraph above. Mr. Petrocelli also received options to purchase 454,000 shares of Common Stock and a bonus in 2004 of $750,000 for services rendered during the 2003 fiscal year, which represents a decrease of $250,000 from the bonus paid to Mr. Petrocelli in 2003 for services rendered during the 2002 Fiscal year.

The Company believes the bonus received by Mr. Petrocelli is "performance-based" for purposes of Section 162(m) of the Code because the Company's revenues exceeded $50,000,000 for the year ended December 31, 2003. At the Company's 2003 Annual Meeting of Stockholders, the Company's stockholders approved a performance criterion which requires the Company to achieve at least $50,000,000 in total revenues in order for the Chief Executive Officer to be eligible to receive a bonus.

COMPENSATION AND STOCK OPTION COMMITTEE

     The members of the Compensation and Stock Option Committee are Arnold S. Penner and Howard M. Lorber.

     COMMON STOCK PERFORMANCE: Set forth below is a graph comparing the total shareholder returns (assuming reinvestment of dividends, if any) of the Company, AMEX and a peer group (the "Peer Group") compiled by the Company consisting of publicly traded companies in industry segments corresponding to those in which the Company competes. The Peer Group, which includes the Company, consists of the following companies: Commercial Net Lease Realty Inc., Lexington Corp. Properties Trust, Realty Income Corp., Keystone Consolidated Industries, Inc., One Liberty Properties, Inc., Hastings Manufacturing Company, Ramco-Gershenson Properties Trust and Omni USA Inc.

     The Peer Group consolidation was completed on a weighted average basis (market capitalization basis, adjusted at the end of each year). The graph assumes $100 invested on December 31, 1998, in the Company and each of the other indices.

                TOTAL RETURN TO SHAREHOLDERS REINVESTED DIVIDENDS

                                 INDEXED RETURNS
                                  YEARS ENDING

              [Data below represents line chart in printed piece.]


          UNITED CAPITAL CORP      AMERICAN STOCK EXCHANGE      PEER GROUP
12/98            100                       100                    100
12/99            109.5                     113.4                  88.21
12/00            86.03                     114.57                 104.49
12/01            125.29                    105.96                 140.29
12/02            208.24                    88.17                  177.92
12/03            254.44                    106.89                 227.74


                           BASE PERIOD
COMPANY NAME/INDEX            DEC 98        DEC 99         DEC 00         DEC 01        DEC 02         DEC 03
-------------------        ------------  ------------   ------------   ------------  ------------   ------------
United Capital Corp.          100.00         109.50         86.03         125.29         208.24        254.44
American Stock Exchange       100.00         113.40        114.57         105.96          88.17        106.89
Peer Group                    100.00          88.21        104.49         140.29         177.92        227.74

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following sets forth the transactions involving the Company and its subsidiaries and its executive officers and/or Directors from January 1, 2003. Specific descriptions of these transactions are provided below.

     In December 2002, the Company purchased a 50% interest in a joint venture (the "Hotel Venture") for $23,128,000 together with Prime, a publicly traded company for which A.F. Petrocelli is President, Chief Executive Officer and Chairman of the Board and Howard M. Lorber is a Director. The Hotel Venture owns and operates a hotel in New Jersey. In March 2003, the Company and Prime each sold a 10% interest in the Hotel Venture to an unrelated third party, at cost. In April 2003, the Hotel Venture entered into a $25,000,000 mortgage loan with a bank, secured by the underlying hotel. The proceeds of the loan were distributed to the partners of the Hotel Venture based on their ownership interest, thereby reducing their respective investment. In April 2003, the Company and Prime entered into a direct guaranty agreement with the bank whereby the Company and Prime, jointly and severally, guaranteed not more than $4,000,000 of the mortgage loan. Amounts due under the guaranty are reduced by the scheduled principal payments under the mortgage loan. The guaranty is enforceable upon the occurrence of certain events, including a default as defined in the mortgage loan and expires upon the satisfaction of the loan in April 2006. Pursuant to the Operating Agreement, any payments made under the guaranty would increase the guarantors' ownership interest.

     In January 2003, the Company purchased a 50% interest in a joint venture (the "Quebec Venture") for $6,114,000 together with Prime. The Quebec Venture owns and operates a hotel in Quebec, Canada. In March 2003, the Company and Prime each sold a 10% interest in the Quebec Venture to an unrelated third party, at cost. In July 2003, the Quebec Venture entered into an $8.2 (Canadian) mortgage loan with a Canadian bank, secured by the underlying hotel. The proceeds of the loan were distributed to the partners of the Quebec Venture based on their ownership interest, thereby reducing their respective investment.

     The equity method of accounting is used for investments in 20% to 50% owned joint ventures in which the Company has the ability to exercise significant influence, but not control. Under the operating agreements of the Hotel Venture and the Quebec Venture, all significant operating and capital decisions are made jointly and operating profits and losses are allocated based on ownership interests. These investments were initially recorded at cost and are subsequently adjusted for equity in earnings (losses) and cash contributions and distributions.

     The Company's two hotel properties, as well as the hotels owned by the Hotel Venture and Quebec Venture, are managed by Prime. Fees paid for the management of the two hotel properties are based upon a percentage of revenue and were approximately $97,000 for 2003. Included in the Company's marketable securities at December 31, 2003 was approximately $36,105,000 of common stock of Prime which represents approximately 7.9% of Prime's outstanding shares. During 2003, the Company purchased an additional 1,036,000 shares of Prime for approximately $5,941,000.

     In March 1997, the Company completed a $73,250,000 sales/leaseback transaction with Kmart Corporation for two of its distribution centers located in Brighton, Colorado and Greensboro, North Carolina. Kmart will lease these facilities for a minimum of 25 years. These sites encompass over 2.7 million square feet and service approximately 300 Kmart stores. The Company has taken a 50% equity interest in this transaction. Also participating in this transaction were Beverly Petrocelli, Arnold S. Penner, Howard M. Lorber and the spouse of a director who have taken approximately an 8% interest in this transaction. A.F. Petrocelli disclaims beneficial ownership of the participation interest held by Beverly Petrocelli.

     Michael Lamoretti and Michael Weinbaum, who are each a son-in-law of A.F. Petrocelli, each serve as a Vice President in the Company's real estate operations with responsibilities for management of the Company's real estate portfolio. For the Fiscal year ended December 31, 2003, Messrs. Lamoretti and Weinbaum received a total salary and bonus of $220,000.

     The Company has Indemnity Agreements with certain directors (individually, each an "Indemnitee"), indemnifying each Indemnitee against the various legal risks and potential liabilities to which such individuals are subject due to their position with the Company, in order to induce and encourage highly experienced and capable persons such as the Indemnitees to continue to serve as directors of the Company.

                              INDEPENDENT AUDITORS

     The Board of Directors has not appointed independent auditors for the year ending December 31, 2004.

     The  Company's  auditors  for the year ended  December  31, 2003 were Grant
Thornton LLP. The Company annually reviews the selection of its independent auditors and no selection has been made for the current year.

AUDIT FEES

     The  aggregate  fees  billed to the Company  during the fiscal  years ended
December 31, 2003 and 2002 for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled approximately $79,000 and $76,000, respectively.

AUDIT RELATED FEES

     Audit related fees for 2003 and 2002 were primarily for annual employee benefit plan audits. The aggregate fees billed to the Company during the fiscal years ended December 31, 2003 and 2002 for such services were $23,000 and $27,000, respectively.

TAX FEES

     Tax fees billed to the Company by Grant Thornton LLP during the fiscal years ended December 31, 2003 and 2002 for tax and other related services totaled approximately $109,000 and $93,000, respectively.

ALL OTHER FEES

     The Company did not engage Grant Thornton LLP to provide any other services during the fiscal years ended December 31, 2003 and 2002.


                      PRE-APPROVAL POLICIES AND PROCEDURES

     All audit and non-audit services to be performed by the Company's independent accountant must be approved in advance by the Audit Committee. Consistent with applicable law, limited amounts of services, other than audit, review or attest services, may be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided each such approved service is reported to the full Audit Committee at its next meeting.

     All of the engagements and fees for the Company's fiscal year ended December 31, 2003 were approved by the Audit Committee.

     The Audit Committee of the Board of Directors considered whether the provision of non-audit services by Grant Thornton LLP was compatible with its ability to maintain independence from an audit standpoint and concluded that Grant Thornton LLP's independence was not compromised.


                                  ANNUAL REPORT

     All stockholders of record as of the Record Date, have been sent, or are concurrently herewith being sent, a copy of the Company's 2003 Annual Report for the year ended December 31, 2003, which contains certified consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2003.

     ANY STOCKHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 (WITHOUT EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO ANTHONY J. MICELI, VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY AT UNITED CAPITAL CORP., 9 PARK PLACE, GREAT NECK, NEW YORK 11021.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended and intended to be presented at the Company's 2005 Annual Meeting of Stockholders must be received by the Company at its principal office in Great Neck, New York no later than January 7, 2005 for inclusion in the proxy statement for that meeting.

     In addition, the Company's By-laws require that a stockholder give advance notice to the Company of nominations for election to the Board of Directors and of other matters that the stockholder wishes to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy statement in accordance with Rule 14a-8). Such stockholder's notice must be given in writing, include the information required by the By-laws of the Company, and be delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company at its principal offices. The Company must receive such notice not less than 45 days prior to the date in the current year that corresponds to the date in the prior year on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders. While the Company has not yet set the date of its 2005 Annual Meeting of Stockholders, if the Company mailed its proxy materials on May 7, 2005 (the date that corresponds to the date on which the proxy materials for the 2004 Annual Meeting are being mailed), notice of a director nomination or stockholder proposal made otherwise than in accordance with Rule 14a-8 would be required to be given to the Company no later than March 24, 2005.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Meeting. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.


                                             Anthony J. Miceli
                                             Secretary

     May 7, 2004

                                                                      APPENDIX A

                              UNITED CAPITAL CORP.
                             AUDIT COMMITTEE CHARTER

                                ----------------



                                  ORGANIZATION

     This charter governs the operations of the Audit Committee (the "Committee"). The Committee shall review and reassess this charter at least annually and obtain the approval of the Board of Directors (the "Board"). The Committee shall be appointed by the Board and shall be comprised of at least three directors, each of whom shall be independent as defined by applicable American Stock Exchange ("AMEX") rules and regulations, as well as meet the criteria for independence set forth in the Securities Exchange Act of 1934, as amended (the "Act"). In general, members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members must not have participated in the preparation of the financial statements of the Company or any other current subsidiary of the Company at any time during the past three years and shall be financially literate, being able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow, or shall become financially literate within a reasonable period of time after appointment to the Committee. At least one member shall have accounting or related financial management expertise and therefore, shall qualify as a "Financial Expert" as contemplated by the AMEX rules and the Act. The identity of such member(s) shall be disclosed in Periodic Filings as required by the Securities Exchange Act.

                               STATEMENT OF POLICY

     The Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, registered public accounting firm, and management of the Company in discharging its oversight role. The Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

                         RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the registered public accounting firm are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring responsibilities of the Committee. The responsibilities are set forth as a guide with the understanding that the Committee may supplement them as appropriate including any changes required by them to carry out its duties, including those required by changes in the policies of AMEX.

     THE RESPONSIBILITIES OF THE COMMITTEE SHALL INCLUDE:

      1. Directly appointing, compensating, retaining and overseeing the registered public accounting firm for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and the registered public accounting firm shall report directly to the Committee;

      2. Reviewing this charter on an annual basis and updating it as conditions dictate;

      3. Providing oversight and monitoring of Company management, and the registered public accounting firm and their activities with respect to the Company's financial reporting process;

      4. Under its ultimate authority, evaluating and, where appropriate, replacing the registered public accounting firm;

      5. Discussing with the registered public accounting firm the overall scope and plans for their audit including their approach and independence, and discussing with the Company's accounting department the adequacy of staffing;

      6. Discussing with management, the Company's accounting department and the registered public accounting firm the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs;

      7. Reviewing the performance of the registered public accounting firm with the understanding of both management and the registered public accounting firm, that the registered public accounting firm is ultimately accountable to the Board and the Committee, as representatives of the Company's stockholders;

      8. Resolving disagreements between Company management and the registered public accounting firm regarding financial reporting;

      9. Requesting from the registered public accounting firm a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and overseeing the maintaining of independence;

      10. Reviewing the interim financial statements with management and the registered public accounting firm prior to the filing of the Company's Quarterly Report on Form 10-Q;

      11. Discussing with the Company's registered public accounting firm the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

      12. Reviewing with management and the registered public accounting firm, the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements;

      13. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(d)(3) of
          Schedule 14A;

      14. Discussing the results of the quarterly review and any other matters required to be communicated to the Committee by the registered public accounting firm under generally accepted auditing standards;

      15. Discussing the results of the annual audit and any other matters required to be communicated to the Committee by the registered public accounting firm under generally accepted auditing standards;

      16. Reviewing the Committee's own structure, processes and membership requirements;

      17. Establishing procedures to receive and respond, on a confidential basis, to concerns regarding questionable accounting or auditing matters, or complaints (from employees and others) regarding the Company's accounting, internal accounting controls and audit matters;

      18. Pre-approve all non-audit services to be provided to the Company by the registered public accounting firm;

      19. Have the authority to consult with and retain legal, accounting and other experts in connection with the performance of its duties and responsibilities;

      20. Performing such other duties as may be requested by the Board, or as the Committee shall deem appropriate;

      21. Funding compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the listed issuer;

      22. Funding compensation to any advisers employed by the Committee; and

      24. Funding ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

                                    MEETINGS

     The Committee will meet a minimum of four (4) times each fiscal year, at least once each quarter, with two face-to-face meetings with the outside auditors or more frequently as circumstances dictate in order to completely discharge its responsibilities as outlined in this charter. The Committee may establish its own schedule, which it will provide to the Board in advance.

     The Committee will meet separately with the registered public accounting firm as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

                               MINUTES AND REPORTS

     The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

     Apart from the report  prepared  pursuant to Item 306 of Regulation S-K and
Item 7(d)(3) of Schedule 14A, the Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with this charter.

                              UNITED CAPITAL CORP.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF STOCKHOLDERS--JUNE 8, 2004

The undersigned, a stockholder of United Capital Corp., a Delaware corporation (the "Company"), does hereby appoint A.F. Petrocelli and Anthony J. Miceli, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2004 Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 9 Park Place, Great Neck, New York 11021, on June 8, 2004, at 10:00 A.M., Local Time, or at any adjournment or adjournments thereof.

The undersigned hereby instructs said proxies or their substitutes:

1. ELECTION OF DIRECTORS:

The election of the following directors: Howard M. Lorber, Robert M. Mann, Anthony J. Miceli, Arnold S. Penner and A.F. Petrocelli to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

   |_| FOR
   |_| WITHHOLD AUTHORITY TO
       VOTE FOR ANY NOMINEE(S),
       PRINT NAME(S) BELOW

--------------------------------------------------------------------------------
2. DISCRETIONARY AUTHORITY:

To vote with discretionary authority with respect to all other matters which may come before the Meeting.

                                (Continued and To be Signed on the Reverse Side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT DIRECTORS.

The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that all the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated May 7, 2004, and a copy of either the Company's Annual Report or Annual Report on Form 10-K for the year ended December 31, 2003.

                               Dated
                               ------------------------------------------, 2004

                                                                          (L.S.)
                               -------------------------------------------------
                                                  Signature

                               -------------------------------------------------
                                          Signature, if held jointly

                               Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                                        CARD USING THE ENCLOSED ENVELOPE.